Exhibit 99.1

“Your Business Communications Partner”

News Release

For Immediate Release	Contact:	Bob Lougee	(508) 435-6117
Wednesday, March 16, 2005

USA Mobility Reports Fourth Quarter and 2004 Operating Results

Arch, Metrocall Merger Integration and Debt Reduction on Target

Alexandria, VA (March 16, 2005) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced operating results for the fourth quarter and year ended December 31, 2004. The fourth quarter of 2004 represents the first quarter of combined operations for USA Mobility, formed on November 16, 2004 by the merger of Arch Wireless, Inc. and Metrocall Holdings, Inc. These results include 46 days of combined operations with Metrocall and a full year and full quarter of Arch’s operations. USA Mobility’s historical financials are those of Arch Wireless which was deemed the accounting acquirer in the merger.

Reported revenue for the fourth quarter of 2004 increased 4.7% to $141.3 million, compared to $135.0 million in the fourth quarter of 2003, with the increase due entirely to the inclusion of Metrocall revenue for 46 days. Reported net loss for the fourth quarter was $1.2 million, or $0.05 per share, compared to a net loss of $1.4 million, or $0.07 per share, for the fourth quarter of 2003. For 2004, reported revenue totaled $490.2 million, compared to $597.5 million in 2003. Reported net income in 2004 totaled $13.5 million, or $0.65 per share, compared to net income of $16.1 million, or $0.81 per share, in the prior year.

As shown below on a pro-forma basis, total revenues for the fourth quarter of 2004 decreased to $179.9 million, compared to $191.5 million in the third quarter of 2004 and $232.5 million in the fourth quarter of 2003.

	Pro Forma Revenues
($'s in millions)	4Q03	3Q04	4Q04
Arch or USA Mobility(1)	$135.0	$109.4	$141.3
Metrocall(2)	87.1	82.1	38.6
WebLink Wireless(3)	10.4	—	—

Pro Forma Total	$232.5	$191.5	$179.9

(1)	Reflects historical Arch revenues for the respective periods and Metrocall revenues from November 16, 2004 to December 31, 2004.

(2)	Reflects historical Metrocall revenues for the respective period through November 15, 2004.

(3)	Reflects historical revenues of WebLink Wireless through Metrocall’s acquisition on November 18, 2003.

USA Mobility’s messaging units in service decreased by 314,000 during the fourth quarter and 979,000 for the year, excluding the impact of 2,744,000 units acquired in the merger with Metrocall. Total units in service at December 31, 2004 were 6,202,000, including 5,003,000 direct units in service and 1,199,000 indirect units in service. Of the 6,202,000 total units in service at year end 2004, 5,673,000 were one-way messaging units and 529,000 were two-way messaging units. Pro forma for the merger, the company had 7,902,000 units in service at December 31, 2003. Consolidated average revenue per unit decreased to $9.17 in 2004 from $9.85 in 2003; however, a unit adjustment made by Arch in the fourth quarter of 2003 resulted in $0.45 of the year-to-year decline.

“While the merger closing occurred later than we originally planned, we made significant progress on our integration initiatives in our first 46 days of operations,” said Vincent D. Kelly, president and chief executive officer. “However, the wireless messaging industry remains very challenging, and those challenges continue to validate the importance of the merger of Arch and Metrocall. As we move forward with the integration process, we look to gain further benefit from cost reductions and operational synergies that will make us more efficient and enable us to better serve our customers for a longer period of time than either Arch or Metrocall would have been capable of on a stand-alone basis. We have continued to strengthen our financial position during the past four months through the repayment of debt incurred in the merger. USA Mobility repaid $45 million on our $140 million credit facility through December 31, 2004, and we have paid an additional $28.5 million through March 1, 2005, leaving a balance of $66.5 million. The company had $47 million cash on hand at December 31, 2004.”

Merger integration activities commenced in the fourth quarter and included consolidation of the sales and marketing function. In addition, numerous back-office and administrative functions have been, or are now being, consolidated into USA Mobility’s headquarters offices and operations center, both located in

Alexandria, VA, and its technical center based in Plano, TX. Other integration initiatives launched in the fourth quarter included planning for conversion to a single customer service and billing platform and the reconfiguration of both one-way and two-way networks.

* * * * * * * * *

USA Mobility plans to host a conference call for investors on its fourth quarter and year-end results at 9:30 a.m. Eastern time on Thursday, March 17, 2005. The call-in number is 877-502-9276 (toll-free) or 913-981-5591 (toll). The pass code for the call is 4476409 (followed by the # sign). A replay of the call will be available from 2:00 p.m. on March 17 until 8:00 p.m. on April 1. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 4476409 (followed by the # sign).

* * * * * * * * *

About USA Mobility

USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government and healthcare sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90% of the U.S. population and with roaming partners in Canada and Mexico. In addition, the company offers mobile voice and data services through Nextel and Cingular/AT&T Wireless, including BlackBerry and GPS location applications. The company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to over two-thirds of the Fortune 1000 companies. For further information visit www.usamobility.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, the timely and efficient integration of the operations and facilities of Metrocall and Arch as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited and in thousands)

	December 31,	December 31,
	2004	2003
ASSETS

Current assets:
Cash and cash equivalents	$46,995	$34,582
Accounts receivable, net	37,750	26,052
Deposits	3,369	6,776
Prepaid rent	864	514
Prepaid expenses and other	14,479	7,381
Deferred income tax	18,445	30,206

Total current assets	121,902	105,511

Property and equipment	483,895	394,436
Less accumulated depreciation and amortization	(267,387)	(180,563)

Property and equipment, net	216,508	213,873

Goodwill	151,791	—
Assets held for sale	—	1,139
Intangible and other assets, net	67,129	—
Deferred income tax	233,714	189,346
Other assets	2,267	3

	$793,311	$509,872

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$47,558	$20,000
Accounts payable	6,011	8,836
Accrued compensation and benefits	17,792	17,820
Accrued network costs	8,956	7,893
Accrued property and sales taxes	27,862	10,076
Accrued interest	547	1,520
Accrued restructuring charges	4,974	11,481
Accrued other	10,280	8,104
Customer deposits and deferred revenue	27,939	25,477

Total current liabilities	151,919	111,207

Long-term debt, less current maturities	47,500	40,000

Other long-term liabilities	10,555	4,042

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	2
Additional paid-in capital	555,083	339,928
Deferred stock compensation	(137)	(2,682)
Retained earnings	28,388	17,375

Total stockholders’ equity	583,337	354,623

	$793,311	$509,872

USA MOBILITY, INC
CONSOLIDATED INCOME STATEMENTS
(unaudited and in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Services, rental and maintenance	$135,246	$129,533	$470,751	$571,989
Product sales	6,041	5,493	19,409	25,489

Total revenues	141,287	135,026	490,160	597,478

Operating expenses:
Cost of products sold	1,862	1,229	4,347	5,580
Service, rental, and maintenance	48,192	46,777	161,071	192,159
Selling and marketing	10,398	9,936	36,085	45,639
General and administrative	41,775	33,662	129,299	166,167
Depreciation and amortization	34,685	27,058	114,367	118,917
Stock based and other compensation	4,387	2,188	12,927	11,420
Restructuring charges	—	11,481	3,018	11,481

Total operating expenses	141,299	132,331	461,114	551,363

Operating income	(12)	2,695	29,046	46,115
Interest expense, net	(955)	(5,253)	(5,914)	(19,237)
Loss on extinguishment of debt	(1,031)	—	(1,031)	—
Other income, net	247	201	658	516

Income (loss) before reorganization items	(1,751)	(2,357)	22,759	27,394
Reorganization items	—	(425)	—	(425)

Income before income tax benefit (expense)	(1,751)	(2,782)	22,759	26,969
Income tax benefit (expense)	574	1,409	(9,278)	(10,841)

Net income (loss)	$(1,177)	$(1,373)	$13,481	$16,128

Basic net income (loss) per common share	$(0.05)	$(0.07)	$0.65	$0.81

Diluted net income (loss) per common share	$(0.05)	$(0.07)	$0.64	$0.81

Basic weighted average common shares outstanding	23,461,642	20,000,000	20,839,959	20,000,000

Diluted weighted average common shares outstanding	23,612,842	20,034,806	20,965,205	20,034,476

USA MOBILITY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Twelve Months Ended December 31, 2004 and 2003
(unaudited and in thousands)

	2004	2003
Cash flows from operating activities:
Net income	$13,481	$16,128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114,367	118,917
Accretion of long-term debt and other non-cash interest expense	372	4,681
Deferred stock compensation	2,078	3,149
Deferred income tax provision	9,278	10,841
(Loss) on disposals of property and equipment	(93)	(16)
Other income	(271)	(286)
Loss on extinguishment of debt	1,036	—
Provisions for doubtful accounts and service adjustments	13,836	23,244
Changes in assets and liabilities:
Accounts receivable	(1,963)	(3,988)
Prepaid expenses and other	3,601	18,065
Other long-term assets	(1,712)	—
Accounts payable and accrued expenses	(32,875)	(1,840)
Customer deposits and deferred revenue	(8,790)	(10,227)
Other long-term liabilities	1,920	2,577

Net cash provided by operating activities	114,265	181,245

Cash flows from investing activities:
Additions to property and equipment	(19,232)	(25,446)
Proceeds from disposals of property and equipment	2,998	3,176
Receipts from note receivable	271	286
Merger of companies, net of cash acquired	(117,759)	—

Net cash used for investing activities	(133,722)	(21,984)

Cash flows from financing activities:
Issuance of long-term debt	140,000	—
Repayment of long-term debt	(105,017)	(161,866)
Purchase of common stock	(3,113)	—

Net cash provided by/ (used for) financing activities	31,870	(161,866)

Net increase (decrease) in cash and cash equivalents	12,413	(2,605)
Cash and cash equivalents, beginning of period	34,582	37,187

Cash and cash equivalents, end of period	$46,995	$34,582

Supplemental disclosures:
Interest paid	$6,966	$15,033
Asset retirement obligations	$2,197	$2,236
Income taxes paid	$1,729	$—
Common stock and options issued in Metrocall merger	$214,236	$—
Liabilities assumed in merger	$57,214	$—

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY
(unaudited)

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004
Direct One-Way:
Beginning units in service	3,393,000	3,247,000	3,122,000	2,997,000
Unit in service acquired				1,757,000
Unit in service growth (decline)	(146,000)	(125,000)	(125,000)	(197,000)

Ending units in service	3,247,000	3,122,000	2,997,000	4,557,000

Service, rental and maintenance revenues (000s)	$89,705	$83,584	$79,079	$99,560
Average revenue per unit	$9.00	$8.77	$8.62	$8.63

Two-Way:
Beginning units in service	281,000	269,000	258,000	250,000
Unit in service acquired				211,000
Unit in service growth (decline)	(12,000)	(11,000)	(8,000)	(15,000)

Ending units in service	269,000	258,000	250,000	446,000

Service, rental and maintenance revenues (000s)	$21,950	$20,739	$19,561	$24,961
Average revenue per unit	$26.66	$26.28	$25.74	$23.76

Indirect One-Way:
Beginning units in service	754,000	654,000	577,000	511,000
Unit in service acquired				690,000
Unit in service growth (decline)	(100,000)	(77,000)	(66,000)	(85,000)

Ending units in service	654,000	577,000	511,000	1,116,000

Service, rental and maintenance revenues (000s)	$7,359	$6,369	$5,713	$8,942
Average revenue per unit	$3.49	$3.47	$3.53	$3.67

Two-Way:
Beginning units in service	9,000	8,000	12,000	14,000
Unit in service acquired				86,000
Unit in service growth (decline)	(1,000)	4,000	2,000	(17,000)

Ending units in service	8,000	12,000	14,000	83,000

Service, rental and maintenance revenues (000s)	$532	$482	$432	$1,783
Average revenue per unit	$21.24	$21.09	$14.92	$10.92

Totals
Beginning units in service	4,437,000	4,178,000	3,969,000	3,772,000
Unit in service acquired	—	—	—	2,744,000
Unit in service growth (decline)	(259,000)	(209,000)	(197,000)	(314,000)

Ending units in service	4,178,000	3,969,000	3,772,000	6,202,000

Service, rental and maintenance revenues (000s)	$119,546	$111,174	$104,785	$135,246
Average revenue per unit	$9.25	$9.12	$9.04	$8.91

USA MOBILITY, INC.
PRO FORMA UNITS IN SERVICE ACTIVITY (a)
(unaudited)

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004
Direct One-Way:
Beginning units in service	5,440,000	5,214,000	5,027,000	4,812,000
Unit in service acquired	—	—	—	—
Unit in service growth (decline)	(226,000)	(187,000)	(215,000)	(222,000)

Ending units in service	5,214,000	5,027,000	4,812,000	4,590,000

Two-Way:
Beginning units in service	497,000	474,000	453,000	440,000
Unit in service acquired	—	—	—	—
Unit in service growth (decline)	(23,000)	(21,000)	(13,000)	(27,000)

Ending units in service	474,000	453,000	440,000	413,000

Indirect One-Way:
Beginning units in service	1,813,000	1,571,000	1,350,000	1,198,000
Unit in service acquired	—	—	—	—
Unit in service growth (decline)	(242,000)	(221,000)	(152,000)	(114,000)

Ending units in service	1,571,000	1,350,000	1,198,000	1,084,000

Two-Way:
Beginning units in service	152,000	144,000	142,000	136,000
Unit in service acquired	—	—	—	—
Unit in service growth (decline)	(8,000)	(2,000)	(6,000)	(21,000)

Ending units in service	144,000	142,000	136,000	115,000

Total
Beginning units in service	7,902,000	7,403,000	6,972,000	6,586,000
Unit in service acquired	—	—	—	—
Unit in service growth (decline)	(499,000)	(431,000)	(386,000)	(384,000)

Ending units in service	7,403,000	6,972,000	6,586,000	6,202,000

(a)	Assumes Arch and Metrocall combined as of January 1, 2004.